UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 24, 2006

BIOSITE INCORPORATED

(Exact name of registrant as specified in charter)

Delaware	000-21873	33-0288606
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9975 Summers Ridge Road
San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 805-2000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On April 24, 2006, we issued a press release announcing our financial results for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in Item 2.02 of this Form 8-K and attached Exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Form 8-K and attached Exhibit shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01                Other Events

On April 24, 2006 we issued a press release announcing a stock repurchase program under which we intend to repurchase up to $50 million of our common stock.  The stock repurchase program is currently effective.  The timing of repurchases and the exact number of shares of common stock to be purchased will depend upon prevailing market conditions, available balances of cash resources and other factors.  Repurchases under this program will be made using Biosite’s own resources and may be made in the open market, in privately negotiated transactions or through the use of derivative securities and similar arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSITE INCORPORATED

Date: April 24, 2006	By:	/s/ CHRISTOPHER J. TWOMEY
Christopher J. Twomey
Sr. Vice President, Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Biosite Incorporated dated April 24, 2006.